Exhibit 99.1

FOR IMMEDIATE RELEASE

TIPTREE FINANCIAL INC. REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

•
Tiptree Financial Inc. GAAP net income of $15.0 million for the second quarter and $14.0 million for the first half of 2015, representing its 77% ownership of Tiptree Operating Company, which had GAAP net income of $19.8 million for the second quarter and $18.0 million for the first half of 2015.

•	Tiptree Operating Company total Adjusted EBITDA of $32.2 million for the second quarter and $45.2 million for the first half of 2015.

•	Tiptree Operating Company Adjusted EBITDA for continuing operations of $7.2 million for the second quarter and $12.0 million for the first half of 2015.

•	Declared dividend of $0.025 per share to Class A stockholders.

•	GAAP book value of $9.34 per Class A common share as of June 30, 2015.

New York, New York - August 13, 2015 - Tiptree Financial Inc. (NASDAQ:TIPT) (“Tiptree Financial”), a diversified holding company which operates in the insurance and insurance services, specialty finance, asset management and real estate industries, today announced its financial results for the quarter and six months ended June 30, 2015. Tiptree Financial operates its business through Tiptree Operating Company, LLC (“Tiptree” or the “Company”), which is owned 77% by Tiptree Financial and 23% by Tiptree Financial Partners, L.P. (“TFP”). This release reports both the results of Tiptree and the results available to Tiptree Financial’s Class A stockholders.

Second Quarter 2015 Highlights

•
Completed the sale of Philadelphia Financial Group, Inc. (“PFG”) for a net after tax gain of $16.3 million. We received proceeds of $142.8 million and the tax associated with the sale of PFG is expected to be approximately $25.9 million.

•	First six months of 2015 Fortegra Financial Corporation (“Fortegra”) contributed $10.3 million in pre-tax earnings to consolidated results.

•
Sold CLO subordinated notes in Telos CLO 2007-2, Ltd. (“Telos 2”) and Telos CLO 2013-4, Ltd. (“Telos 4”) for net cash of $39.7 million partly to fund the diversification of our principal investments and secondarily to recycle capital from existing, amortizing CLOs into a new loan warehouse facility with the objective of creating new CLOs to increase asset management fees.

•	Invested $25.0 million in its credit opportunity strategy which involves the leveraged purchase of commercial loans.

•	Tiptree invested approximately $9.7 million in a pool of non-performing residential mortgages securing single family properties.

Subsequent Events

•	Closed its previously announced acquisition of Reliance First Capital, LLC, a retail mortgage origination company for a combination of cash and Class A Common Stock of Tiptree.

•	Contributed $30 million to Telos 2015-7, Ltd. and established a new warehouse line to leverage investments in loans in anticipation of launching a new CLO.

•	Declared a dividend of $0.025 per share to Class A stockholders and TFP limited partners on an as exchanged basis with a record date of August 24, 2015, and a payment date of August 31, 2015.

•	The Board has approved a stock purchase program for the purchase of up to an aggregate of $5 million of Class A common stock by the Company and Michael Barnes that has not yet commenced.

Geoffrey Kauffman, Co-Chief Executive Officer of Tiptree Financial, commented, “We are pleased with Tiptree’s results for the quarter and are confident that our strategic direction to take advantage of positive economic trends puts the Company in a strong position to drive long term shareholder value.”

Second Quarter and First Half 2015 Financial Overview
Consolidated Results
For the three months ended June 30, 2015, the Company reported after-tax net income of $19.8 million compared with after tax net income of $4.0 million in the comparable period of 2014. For the six months ended June 30, 2015, the Company reported after tax net income of $17.8 million compared with after tax net income of $7.6 million in the comparable period in 2014. The increases in both periods were primarily driven by the $27.2 million pre-tax gain (or $16.3 million after-tax gain) on the sale of the Company’s PFG subsidiary, the incorporation of Fortegra’s pre-tax earnings of $6.3 million in the second quarter of 2015 ($10.3 million for the six months ended June 30, 2015), partially offset by the loss on the sales of subordinated notes in Telos 2 and Telos 4.
The Company’s total adjusted EBITDA was $32.2 million in the three months ended June 30, 2015, compared with total adjusted EBITDA of $11.4 million in the three months ended June 30, 2014. The primary driver of the increase in total adjusted EBITDA was the gain on sale of PFG. The primary driver of the increase in adjusted EBITDA for continuing operations was the incorporation of Fortegra’s adjusted EBITDA of $9.2 million for the second quarter of 2015.

The Company’s total adjusted EBITDA was $45.2 million in the six months ended June 30, 2015, compared with total adjusted EBITDA of $21.9 million in the six months ended June 30, 2014. The primary driver of the increase in total adjusted EBITDA was the gain on sale of PFG, partially offset by the loss on the sale of subordinated notes in Telos 2 and Telos 4. The primary driver of the increase in adjusted EBITDA for continuing operations was the incorporation of Fortegra’s results for the first half of 2015 of $17.5 million.
Management believes that adjusted EBITDA provides a supplementary metric to enhance investors’ understanding of the on-going earnings potential of the Company’s businesses and an indication of the Company’s ability to generate additional funds for re-investment in the combined businesses. As adjusted EBITDA is a Non-GAAP measure, it should be reviewed in conjunction with the Company’s GAAP results. See “Non-GAAP Financial Measures-EBIDTA and Adjusted EBITDA” below for further information relating to the Company’s adjusted EBITDA measure, including a reconciliation to GAAP net income.

Segment Results
Insurance and Insurance Services segment

Insurance and insurance services segment pre-tax income was $6.3 million for the second quarter and $10.3 million for the first half of 2015. Pre-tax income increased from $4.0 million in the first quarter of 2015 to $6.3 million in the second quarter of 2015. The quarter over quarter improvement in revenues was largely attributable to strong sales of credit and warranty insurance products partially offset by competitive pressure in mobile device protection plans and motor club memberships resulting in reduced contract volumes in those two product lines. Results in this segment reflect our acquisition of Fortegra in December 2014 and previously reflected the results of PFG prior to PFG being treated as a discontinued operation. As such, given that segment results year over year reflect different business models and different earnings profiles, we have not provided year over year comparisons.

Specialty Finance segment

Specialty Finance segment pre-tax income was $568 thousand for the three months ended June 30, 2015, compared with a pre-tax net loss of $731 thousand for the second quarter of 2014. For the six months ended June 30, 2015, the specialty finance segment pre-tax net income was $1.0 million, compared with a pre-tax net loss of $1.5 million for the prior year comparable period. The Luxury and Siena businesses benefited from an improving US economy. The increase is primarily driven by increased mortgage originations at Luxury and higher lending volume at Siena. At Luxury, the subsidiary‘s improved business outlook reflects the improving housing and mortgage markets, while Siena’s improved results reflect the growing confidence of small businesses to borrow and invest.

Real Estate segment

Care had a pre-tax net loss of $2.0 million for the second quarter of 2015, compared with a pre-tax net loss of $751 thousand in the second quarter of 2014. Care had a pre-tax loss of $6.2 million in the first half of 2015, compared with pre-tax loss of $1.5 million in the first half of 2014. Care made significant investments in senior housing properties and joint ventures during 2014 and the first quarter of 2015. The increase in the number of Care properties generated higher rental and other income in the first half of 2015, but the revenue improvement was more than offset by additional amortization expenses as the result of increased value attributable to the acquired properties as a consequence of the expansion in Care’s business.

Care had Adjusted EBITDA of $2.0 million for the second quarter of 2015 compared to $784 thousand in the comparable period of 2014 and $2.7 million of Adjusted EBITDA for the first half of 2015 compared to $1.6 million in the comparable period in
2014. See “—Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA” below for a reconciliation to GAAP net income.

Asset Management

Pre-tax net income for the asset management segment was $2.4 million for the second quarter of 2015, compared with pre-tax net income of $2.6 million for the second quarter of 2014, a decline of $0.2 million. Pre-tax net income for the first half of 2015 was $4.5 million, as compared to $4.9 million in the prior year period. The principal reason for the decline was the reduction in CLO management fees, driven by a combination of amortized AUM and lower fees.

Net Income attributable to CLOs managed by the Company

Pre-tax net income from the Company’s CLO business was $1.9 million for the second quarter of 2015, compared with net pre-tax net income of $7.1 million in the second quarter of 2014. Pre-tax net income attributable to consolidated CLOs was $2.7 million in the first half of 2015 versus $11.7 million in the prior year period. The primary drivers of the decline in 2015 were attributable to realized and unrealized losses incurred on the Company’s holdings of CLO subordinated notes in the second quarter of 2015. The Company sold its holdings of subordinated notes issued by Telos 2 and Telos 4 during the second quarter of 2015. The sale generated net cash proceeds of $39.7 million and realized a total cumulative loss of $22.0 million, of which a net total of $8.0 million was recognized in the first half of 2015. The total cumulative realized loss on the CLO subordinated notes sold was offset by total cumulative distributions of $94.3 million received by the company over the period the subordinated notes were held, of which $3.2 million was earned in 2015. The sale had the effect of reducing the total amount of distributions earned from holdings of subordinated notes in the second quarter of 2015. A portion of the proceeds, $30 million, was invested into a new loan warehouse facility in the third quarter 2015 in anticipation of the creation of a new CLO (Telos 7). Net interest income from the redeployment of these proceeds into new loans will be recorded in the second half of the year until the CLO is issued, offsetting a portion of the loss of the future dividend income on the subordinated notes sold. A component of the realized loss on the sale of the subordinated notes is attributable to the future value of this loss in the dividend income.

Corporate and Other

The Company’s corporate and other segment incorporates revenues from the Company’s principal investment activities, including investments in CLO subordinated notes, investments in tax exempt securities, income from the Company’s credit investment portfolio, net interest income from any loans funded through warehouse facilities and net gains or losses from the Company’s corporate finance activity, including the interest rate and credit derivative risk mitigation transactions. Segment expenses include interest expense on the Fortress credit facility and head office payroll and other expenses.

Pre-tax loss from the corporate and other segment for the second quarter 2015 was $8.8 million compared to $339 thousand in the comparable period in 2014. Pre-tax loss from the corporate and other segment for the six months ended June 30, 2015 was $17.1 million compared to a pre-tax income of $502 thousand for the comparable period in 2014. The primary driver of the loss in the second quarter and first six months of 2015 was realized and unrealized net losses of $11.9 million on CLO subordinated notes compared to net income generated by warehouse credit facilities in place in the first half of 2014, as discussed above.

Earnings Conference Call
Tiptree Financial will host a conference call on Friday, August 14, 2015 at 11:00 a.m. Eastern Time to discuss its second quarter 2015 financial results. A copy of our investor presentation for the second quarter 2015, to be used during the conference call, as well as this press release, will be available in the Investor Relations section of the Company’s website, located at www.tiptreefinancial.com.

The conference call will be available via live or archived webcast at http://www.investors.tiptreefinancial.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.

To participate in the telephone conference call, please dial 1-877-407-4018 (domestic) or 1-201-689-8471 (international). Please dial in at least five minutes prior to the start time.
A replay of the call will be available from Friday, August 14, 2015 at 2:00 p.m. Eastern Time, until midnight Eastern on Friday, August 21, 2015. To listen to the replay, please dial 1-877-870-5176 (domestic) or 1-858-384-5517 (international), Passcode 13617634.

 About Tiptree
Tiptree is a diversified holding company engaged through its consolidated subsidiaries in a number of businesses and is an active acquirer of new businesses. Tiptree, whose operations date back to 2007, currently has subsidiaries that operate in five segments: insurance and insurance services, specialty finance, asset management, real estate and corporate and other (which includes Tiptree’s principal investments).
Forward-Looking Statements
This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Financial Inc.	As of
Consolidated Statements of Financial Condition (GAAP) (in thousands except per share amounts)	June 30, 2015	December 31, 2014
	(Unaudited)	As adjusted
Cash and cash equivalents – unrestricted	$170,100	$52,987
Cash and cash equivalents – restricted	30,085	28,045
Trading assets, at fair value	31,824	30,163
Investments in available for sale securities, at fair value	179,772	171,128
Mortgage loans held for sale, at fair value	56,417	28,661
Investments in loans, at fair value	63,718	2,601
Loans owned, at amortized cost – net of allowance	51,439	36,095
Notes receivable, net	21,647	21,916
Accounts and premiums receivable, net	56,947	39,666
Reinsurance receivables	300,065	264,776
Investments in partially-owned entities	113	2,451
Real estate	208,565	131,308
Intangible assets	103,607	120,394
Other receivables	46,565	36,068
Goodwill	92,118	92,118
Other assets	76,131	36,875
Assets of consolidated CLOs	1,883,030	1,978,094
Assets held for sale	—	5,129,745
Total assets	$3,372,143	$8,203,091
Liabilities and Stockholders’ Equity
Liabilities:
Trading liabilities, at fair value	$22,371	$22,573
Debt	464,372	363,199
Unearned premiums	333,560	299,826
Policy liabilities	69,638	63,365
Deferred revenue	65,594	45,393
Deferred tax liabilities	32,473	45,925
Commissions payable	6,904	12,983
Other liabilities and accrued expenses	135,876	63,928
Liabilities of consolidated CLOs	1,835,238	1,877,377
Liabilities held for sale and discontinued operations	771	5,006,901
Total liabilities	$2,966,797	$7,801,470
Stockholders’ Equity:
Preferred stock	$—	$—
Common stock - Class A	32	32
Common stock - Class B	10	10
Additional paid-in capital	271,189	271,090
Accumulated other comprehensive income	(265)	(49)
Retained earnings	25,758	13,379
Total stockholders’ equity of Tiptree Financial Inc.	296,724	284,462
Non-controlling interests (including $92,968 and $90,144 attributable to Tiptree Financial Partners, L.P., respectively)	108,622	117,159
Total stockholders’ equity	405,346	401,621
Total liabilities and stockholders’ equity	$3,372,143	$8,203,091

Book Value Per Share - Tiptree Financial Inc.	June 30, 2015	December 31, 2014
Total stockholders’ equity of Tiptree Financial Inc.	$296,724	$284,462
Class A common stock outstanding	31,764	31,830
Class A book value per common share (1)	$9.34	$8.94
Note:
(1) See “—Tiptree Financial Inc. and the Company Book Value Per Share” below for further discussion of book value per common share.

Tiptree Financial Inc.
Consolidated Statements of Income (GAAP)

(Unaudited, in thousands, except share and per share data)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues:		As adjusted		As adjusted
Net realized and unrealized gains (losses) on investments	$443	$(29)	$222	$875
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	368	105	719	190
Interest income	2,867	3,184	5,163	7,176
Net credit derivative losses	(444)	(1,257)	(534)	(1,521)
Service and administrative fees	25,545	—	47,472	—
Ceding commissions	10,148	—	20,085	—
Earned premiums, net	39,707	—	77,060	—
Gain on sale of loans held for sale, net	4,005	1,759	6,598	2,734
Loan fee income	1,882	980	3,281	1,409
Rental revenue	11,191	4,383	20,560	8,839
Other income	3,467	515	6,563	804
Total revenue	99,179	9,640	187,189	20,506
Expenses:
Interest expense	6,194	2,643	11,323	5,457
Payroll and employee commissions	23,429	7,297	43,770	13,012
Commission expense	23,927	—	40,455	—
Member benefit claims	8,240	—	15,819	—
Net losses and loss adjustment expenses	12,926	—	25,376	—
Professional fees	3,671	1,916	8,299	2,990
Depreciation and amortization expenses	11,359	1,662	26,823	3,330
Acquisition costs	—	—	1,349	—
Other expenses	12,929	2,437	24,073	5,015
Total expense	102,675	15,955	197,287	29,804

Results of consolidated CLOs:
Income attributable to consolidated CLOs	19,033	18,083	34,696	32,698
Expenses attributable to consolidated CLOs	17,117	11,012	32,038	20,984
Net Income attributable to consolidated CLOs	1,916	7,071	2,658	11,714
(Loss) income before taxes from continuing operations	(1,580)	756	(7,440)	2,416
Less: Provision (benefit) for income taxes	(371)	(1,080)	(1,867)	(1,732)
(Loss) income from continuing operations	(1,209)	1,836	(5,573)	4,148

Discontinued operations:
Income from discontinued operations, net	4,654	2,186	6,999	3,476
Gain on sale of discontinued operations, net	16,349	—	16,349	—
Discontinued operations, net	21,003	2,186	23,348	3,476
Net income before non-controlling interests	19,794	4,022	17,775	7,624
Less: net income attributable to noncontrolling interests - Tiptree Financial Partners, L.P.	4,735	2,245	3,875	4,551
Less: net income (loss) attributable to noncontrolling interests - Other	97	(262)	(83)	(592)
Net income available to common stockholders	$14,962	$2,039	$13,983	$3,665

Net income (loss) per Class A common share:
Basic, continuing operations, net	$(0.03)	$0.14	$(0.11)	$0.27
Basic, discontinued operations, net	0.50	0.05	0.55	0.08
Net income basic	0.47	0.19	0.44	0.35

Diluted, continuing operations, net	(0.03)	0.14	(0.11)	0.27
Diluted, discontinued operations, net	0.50	0.05	0.55	0.08
Net income dilutive	$0.47	$0.19	$0.44	$0.35
Weighted average number of Class A common shares:
Basic	31,881,904	10,617,863	31,962,065	10,602,311
Diluted	31,881,904	10,617,863	31,962,065	10,602,311

Tiptree Financial Inc.
Segment Statement of Operations
(Unaudited, in thousands)

	Three months ended June 30, 2015
	Insurance and insurance services(1)	Specialty finance	Real estate	Asset management	Corporate and other	Totals
Net realized and unrealized gains (losses) on investments	$5	$(195)	$369	$—	$264	$443
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	368	—	—	—	368
Interest income	687	1,822	25	—	333	2,867
Service and administrative fees	25,545	—	—	—	—	25,545
Ceding commissions	10,148	—	—	—	—	10,148
Earned premiums, net	39,707	—	—	—	—	39,707
Gain on sale of loans held for sale, net	—	4,005	—	—	—	4,005
Loan fee income	—	1,882	—	—	—	1,882
Rental revenue	—	7	11,184	—	—	11,191
Other income	2,429	91	772	38	(307)	3,023
Total revenue	78,521	7,980	12,350	38	290	99,179

Interest expense	1,775	834	1,810	—	1,775	6,194
Payroll and employee commissions	9,678	4,520	4,129	264	4,838	23,429
Commission expense	23,927	—	—	—	—	23,927
Member benefit claims	8,240	—	—	—	—	8,240
Net losses and loss adjustment expenses	12,926	—	—	—	—	12,926
Depreciation and amortization expenses	7,258	124	3,945	—	32	11,359
Other expenses	8,417	1,934	4,435	175	1,639	16,600
Total expense	72,221	7,412	14,319	439	8,284	102,675
Net income attributable to consolidated CLOs	—	—	—	2,752	(836)	1,916
Pre-tax income (loss)	$6,300	$568	$(1,969)	$2,351	$(8,830)	$(1,580)
Less: Provision (benefit) for income taxes						(371)
Discontinued operations						21,003
Net income before non-controlling interests						$19,794
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						4,735
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Other						97
Net income available to common stockholders						$14,962

Note:
(1) The revenues and expenses associated with PFG are reported in Discontinued Operations.

Tiptree Financial Inc.
Segment Statement of Operations
(Unaudited, in thousands)

	Three months ended June 30, 2014
	Insurance and insurance services(1)	Specialty finance	Real estate	Asset management	Corporate and other	Totals
Net realized and unrealized gains (losses) on investments	$—	$148	$(415)	$—	$238	$(29)
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	105	—	—	—	105
Interest income	—	766	682	—	1,736	3,184
Gain on sale of loans held for sale, net	—	1,759	—	—	—	1,759
Loan fee income	—	980	—	—	—	980
Rental revenue	—	7	4,376	—	—	4,383
Other income	—	91	192	64	(1,089)	(742)
Total revenue	—	3,856	4,835	64	885	9,640

Interest expense	—	311	978	—	1,354	2,643
Payroll and employee commissions	—	2,799	1,716	324	2,458	7,297
Depreciation and amortization expenses	—	127	1,535	—	—	1,662
Other expenses	—	1,240	1,357	173	1,583	4,353
Total expense	—	4,477	5,586	497	5,395	15,955
Net intersegment revenue/(expense)	—	(110)	—	—	110	—
Net income attributable to consolidated CLOs	—	—	—	3,010	4,061	7,071
Pre-tax income (loss)	$—	$(731)	$(751)	$2,577	$(339)	$756
Less: Provision (benefit) for income taxes						(1,080)
Discontinued operations						2,186
Net income before non-controlling interests						$4,022
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						2,245
Less: net (loss) attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(262)
Net income available to common stockholders						$2,039

Note:
(1) The revenues and expenses associated with PFG are reported in Discontinued Operations. There is no activity reported in the second quarter of 2014 for this segment as Tiptree acquired Fortegra on December 4, 2014.

Tiptree Financial Inc.
Segment Statement of Operations
(Unaudited, in thousands)

	Six months ended June 30, 2015
	Insurance and insurance services(1)	Specialty finance	Real estate	Asset management	Corporate and other	Totals
Net realized and unrealized gains (losses) on investments	$—	$307	$(116)	$—	$31	$222
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	719	—	—	—	719
Interest income	1,399	3,175	44	—	545	5,163
Service and administrative fees	47,472	—	—	—	—	47,472
Ceding commissions	20,085	—	—	—	—	20,085
Earned premiums, net	77,060	—	—	—	—	77,060
Gain on sale of loans held for sale, net	—	6,598	—	—	—	6,598
Loan fee income	—	3,281	—	—	—	3,281
Rental revenue	—	24	20,536	—	—	20,560
Other income	4,884	131	1,310	101	(397)	6,029
Total revenue	150,900	14,235	21,774	101	179	187,189

Interest expense	3,514	1,345	3,140	—	3,324	11,323
Payroll and employee commissions	20,083	8,244	8,052	812	6,579	43,770
Commission expense	40,455	—	—	—	—	40,455
Member benefit claims	15,819	—	—	—	—	15,819
Net losses and loss adjustment expenses	25,376	—	—	—	—	25,376
Depreciation and amortization expenses	19,212	246	7,333	—	32	26,823
Other expenses	16,115	3,397	9,399	337	4,473	33,721
Total expense	140,574	13,232	27,924	1,149	14,408	197,287
Net income attributable to consolidated CLOs	—	—	—	5,573	(2,915)	2,658
Pre-tax income (loss)	$10,326	$1,003	$(6,150)	$4,525	$(17,144)	$(7,440)
Less: Provision (benefit) for income taxes						(1,867)
Discontinued operations						23,348
Net income before non-controlling interests						$17,775
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						3,875
Less: net (loss) attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(83)
Net income available to common stockholders						$13,983
Segment Assets as of June 30, 2015
Segment assets	$840,262	$123,636	$240,247	$2,782	$282,186	$1,489,113
Assets of consolidated CLOs						1,883,030
Assets held for sale						—
Total assets						$3,372,143
Note:
(1) The revenues and expenses associated with PFG are reported in Discontinued Operations.

Tiptree Financial Inc.
Segment Statement of Operations
(Unaudited, in thousands)

	Six months ended June 30, 2014
	Insurance and insurance services(1)	Specialty finance	Real estate	Asset management	Corporate and other	Totals
Net realized and unrealized gains (losses) on investments	$—	$115	$(724)	$—	$1,484	$875
Net realized and unrealized gains on mortgage pipeline and associated hedging instruments	—	190	—	—	—	190
Interest income	—	1,220	1,365	—	4,591	7,176
Gain on sale of loans held for sale, net	—	2,734	—	—	—	2,734
Loan fee income	—	1,409	—	—	—	1,409
Rental revenue	—	17	8,822	—	—	8,839
Other income	—	92	386	158	(1,353)	(717)
Total revenue	—	5,777	9,849	158	4,722	20,506

Interest expense	—	455	1,956	—	3,046	5,457
Payroll and employee commissions	—	4,392	3,514	1,030	4,076	13,012
Depreciation and amortization expenses	—	237	3,093	—	—	3,330
Other expenses	—	1,972	2,801	363	2,869	8,005
Total expense	—	7,056	11,364	1,393	9,991	29,804
Net intersegment revenue/(expense)	—	(188)	—	—	188	—
Net income attributable to consolidated CLOs	—	—	—	6,131	5,583	11,714
Pre-tax income (loss)	$—	$(1,467)	$(1,515)	$4,896	$502	$2,416
Less: Provision for income taxes						(1,732)
Discontinued operations						3,476
Net income before non-controlling interests						$7,624
Less: net (loss) attributable to noncontrolling interests from continuing operations and discontinued operations - Tiptree Financial Partners, L.P.						4,551
Less: net income attributable to noncontrolling interests from continuing operations and discontinued operations - Other						(592)
Net income available to common stockholders						$3,665

Segment Assets as of December 31, 2014
Segment assets	$767,914	$79,075	$179,822	$2,871	$65,570	$1,095,252
Assets of consolidated CLOs						1,978,094
Assets held for sale						5,129,745
Total assets						$8,203,091

Note:
(1) The revenues and expenses associated with PFG are reported in Discontinued Operations. There is no activity reported in the first half of 2014 for this segment as Tiptree acquired Fortegra on December 4, 2014.

Tiptree Financial Inc.
Non-GAAP Financial Measures
(Unaudited, in thousands)

Non-GAAP Financial Measures - EBITDA and Adjusted EBITDA
In addition to the results of operations presented in accordance with GAAP, management uses EBITDA and Adjusted EBITDA on a consolidated basis and for each segment, which are non-GAAP financial measures. We believe that consolidated EBITDA and Adjusted EBITDA provide supplemental information useful to investors as it is frequently used by the financial community to analyze performance period to period, to analyze a company’s ability to service its debt and to facilitate comparison among companies. We believe segment EBITDA and Adjusted EBITDA provides additional supplemental information to compare results among our segments. EBITDA and Adjusted EBITDA are not a measurement of financial performance or liquidity under GAAP; therefore, EBITDA and Adjusted EBITDA should not be considered as an alternative or substitute for GAAP. Our presentation of EBITDA and Adjusted EBITDA may differ from similarly titled non-GAAP financial measures used by other companies. We define EBITDA as GAAP net income of the Company adjusted to add consolidated interest expense, consolidated income taxes and consolidated depreciation and amortization expense as presented in our financial statements and Adjusted EBITDA as EBITDA adjusted to (i) subtract interest expense on asset-specific debt incurred in the ordinary course of our subsidiaries’ business operations, (ii) adjust for the effect of purchase accounting, (iii) add significant acquisition related costs and (iv) adjust for significant relocation costs.

Reconciliation from the Company’s GAAP net income to
Non-GAAP financial measures - EBITDA and Adjusted EBITDA
(Unaudited)
(in thousands)	Three months ended June 30,		Six months ended June 30,		Year ended December 31,
	2015	2014	2015	2014	2014
Net income (loss) available to Class A common stockholders	$14,962	$2,039	$13,983	$3,665	$(1,710)
Add: net income attributable to noncontrolling interests - Tiptree Financial Partners, L.P.	4,735	2,245	3,875	4,551	6,791
Add: net income (loss) attributable to noncontrolling interests - Other	97	(262)	(83)	(592)	(497)
Less: net income from discontinued operations	21,003	2,186	23,348	3,476	(7,937)
Income (loss) from Continuing Operations of the Company	$(1,209)	$1,836	$(5,573)	$4,148	$(3,353)
Consolidated interest expense	6,194	2,643	11,323	5,457	12,541
Consolidated income taxes	(371)	(1,080)	(1,867)	(1,732)	4,141
Consolidated depreciation and amortization expense	11,359	1,662	26,823	3,330	11,945
EBITDA for Continuing Operations	$15,973	$5,061	$30,706	$11,203	$25,274
Consolidated non-corporate and non-acquisition related interest expense(1)	(2,663)	(1,289)	(4,441)	(2,938)	(7,236)
Effects of Purchase Accounting related to the Fortegra acquisition(2)	(6,118)	—	(15,601)	—	(4,168)
Significant acquisition related costs(3)	—	—	1,349	—	6,121
Subtotal Adjusted EBITDA for Continuing Operations of the Company	$7,192	$3,772	$12,013	$8,265	$19,991

Income from Discontinued Operations of the Company(4)	$21,003	$2,186	$23,348	$3,476	$7,937
Consolidated interest expense	2,572	2,896	5,226	5,810	11,475
Consolidated income taxes	1,054	1,577	3,796	2,658	5,525
Consolidated depreciation and amortization expense	404	937	862	1,740	4,379
EBITDA for Discontinued Operations	$25,033	$7,596	$33,232	$13,684	$29,316
Significant relocation costs(5)	—	—	—	—	5,477
Subtotal Adjusted EBITDA for Discontinued Operations of the Company	$25,033	$7,596	$33,232	$13,684	$34,793

Total Adjusted EBITDA of the Company	$32,225	$11,368	$45,245	$21,949	$54,784

Notes:

(1)
The consolidated non-corporate and non-acquisition related interest expense subtracted from Adjusted EBITDA includes interest expense associated with asset-specific debt at subsidiaries in the Specialty Finance, Real Estate and Corporate and Other segments. For the quarter ended June 30, 2015, interest expense for the asset-specific debt was $834 thousand for Specialty Finance, $1.7 million for Real Estate and $83 thousand for Corporate and Other, totaling $2.7 million. For the quarter ended June 30, 2014, interest expense for the asset-specific debt was $311 thousand for Specialty Finance and $1 million for Real Estate totaling $1.3 million. For the six months ended June 30, 2015, interest expense for the asset-specific debt was $1.3 million for Specialty Finance, $3 million for Real Estate and $83 thousand for Corporate and other, totaling $4.4 million. For the six months ended June 30, 2014, interest expense for the asset-specific debt was $455 thousand for Specialty Finance, $2 million for Real Estate, and $527 thousand for Corporate and Other segments, totaling $2.9 million.

(2)
Tiptree’s purchase of Fortegra resulted in a number of purchase accounting adjustments being made as of the date of acquisition, which included setting deferred cost assets to a fair value of zero, modifying deferred revenue liabilities to their respective fair values, and recording a substantial intangible asset representing the value of the acquired insurance policies and contracts. Following the purchase accounting adjustments, for the quarter ended June 30, 2015, expenses associated with deferred costs were more favorably stated by $7.9 million and current period income associated with deferred revenues were less favorably stated by $1.8 million. For the six months ended June 30, 2015, expenses associated with deferred costs were more favorably stated by $20.3 million and current period income associated with deferred revenues were less favorably stated by $4.7 million.Thus, the purchase accounting effect increased EBITDA by $6.1 million and $15.6 million in the quarter ended June 30, 2015 and the six months ended June 30, 2015, respectively, above what the historical basis of accounting would have generated. The impact of purchase accounting has been reversed to reflect an adjusted EBITDA without the purchase accounting effect.

(3)
Significant acquisition related costs in connection with Care’s acquisition of the Royal Portfolio and Greenfield II Portfolio properties included taxes of $504 thousand, legal costs of $414 thousand and $431 thousand of other property acquisition expenses.

(4)
See Note 5—Dispositions, Asset Held for Sale and Discontinued Operations, in the accompanying consolidated financial statements contained in Tiptree Financial’s form 10-Q for the quarter ended June 30, 2015, for further discussion of discontinued operations.

(5)
Significant relocation costs for discontinued operations included expenses incurred in connection with the move of PFAS’s physical location from New Jersey to Philadelphia for the year ended December 31, 2014.

Segment EBITDA and ADJUSTED EBITDA - Three months ended June 30, 2015 and June 30, 2014 (Unaudited)

($ in thousands)	Segment EBITDA and ADJUSTED EBITDA - Three months ended June 30, 2015 and June 30, 2014
	Insurance and insurance services	Specialty finance		Real estate		Asset management		Corporate and other		Totals
	Three months ended June 30,	Three months ended June 30,		Three months ended June 30,		Three months ended June 30,		Three months ended June 30,		Three months ended June 30,
	2015	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Pre tax income/(loss)	$6,300	$568	$(731)	$(1,969)	$(751)	$2,351	$2,577	$(8,830)	$(339)	$(1,580)	$756
Add back:
Interest expense	1,775	834	311	1,810	978	—	—	1,775	1,354	6,194	2,643
Depreciation and amortization expenses	7,258	124	127	3,945	1,535	—	—	32	—	11,359	1,662
Segment EBITDA	$15,333	$1,526	$(293)	$3,786	$1,762	$2,351	$2,577	$(7,023)	$1,015	$15,973	$5,061

EBITDA adjustments:
Asset-specific debt interest	—	(834)	(311)	(1,746)	(978)	—	—	(83)	—	(2,663)	(1,289)
Fortegra purchase accounting	(6,118)	—	—	—	—	—	—	—	—	(6,118)	—
Segment Adjusted EBITDA	$9,215	$692	$(604)	$2,040	$784	$2,351	$2,577	$(7,106)	$1,015	$7,192	$3,772

Segment EBITDA and ADJUSTED EBITDA - Six months ended June 30, 2015 and June 30, 2014 (Unaudited)

($ in thousands)	Segment EBITDA and ADJUSTED EBITDA - Six months ended June 30, 2015 and June 30, 2014
	Insurance and insurance services	Specialty finance		Real estate		Asset management		Corporate and other		Totals
	Six months ended June 30,	Six months ended June 30,		Six months ended June 30,		Six months ended June 30,		Six months ended June 30,		Six months ended June 30,
	2015	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Pre tax income/(loss)	$10,326	$1,003	$(1,467)	$(6,150)	$(1,515)	$4,525	$4,896	$(17,144)	$502	$(7,440)	$2,416
Add back:
Interest expense	3,514	1,345	455	3,140	1,956	—	—	3,324	3,046	11,323	5,457
Depreciation and amortization expenses	19,212	246	237	7,333	3,093	—	—	32	—	26,823	3,330
Segment EBITDA	$33,052	$2,594	$(775)	$4,323	$3,534	$4,525	$4,896	$(13,788)	$3,548	$30,706	$11,203

EBITDA adjustments:
Asset-specific debt interest	—	(1,345)	(455)	(3,013)	(1,956)	—	—	(83)	(527)	(4,441)	(2,938)
Fortegra purchase accounting	(15,601)	—	—	—	—	—	—	—	—	(15,601)	—
Significant acquisition expenses	—	—	—	1,349	—	—	—	—	—	1,349	—
Segment Adjusted EBITDA	$17,451	$1,249	$(1,230)	$2,659	$1,578	$4,525	$4,896	$(13,871)	$3,021	$12,013	$8,265

Tiptree Financial Inc. and the Company
Book Value Per Share
(Unaudited, in thousands, except per share amounts)

Tiptree Financial’s book value per share was $9.34 as of June 30, 2015 compared with $8.94 as of December 31, 2014. Total stockholders' equity for the Company was $395.3 million as of June 30, 2015, which comprised total stockholders' equity of $405.3 million adjusted for $15.7 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company, such as Siena, Luxury and Care, and net liabilities of $5.7 million wholly owned by Tiptree Financial Inc. Total stockholders' equity for the Company was $381.3 million as of December 31, 2014, which comprised total stockholders' equity of $401.7 million adjusted for $27.1 million attributable to non-controlling interest at subsidiaries that are not wholly owned by the Company and net liabilities of $6.7 million wholly owned by Tiptree Financial Inc. Additionally, the Company’s book value per share is based upon Class A common shares outstanding, plus Class A common stock issuable upon exchange of partnership units of TFP. The total shares as of June 30, 2015 and December 31, 2014 were 41.5 million and 41.6 million, respectively.

Tiptree Financial’s Class A book value per common share and the Company’s book value per share are presented below.

Book value per share - Tiptree Financial (in thousands, except per share data)
	June 30, 2015	December 31, 2014
Total stockholders’ equity of Tiptree Financial	$296,724	$284,462
Class A common stock outstanding	31,764	31,830
Class A book value per common share(1)	$9.34	$8.94

Book value per share - the Company
Total stockholders’ equity of the Company	$395,340	$381,300

Class A common stock outstanding	31,764	31,830
Class A common stock issuable upon exchange of partnership units of TFP	9,767	9,770
Total shares	41,531	41,600

Company book value per share	$9.52	$9.17

Notes:
(1) See Note 24—Earnings per Share, in the Form 10-Q for the quarter ended June 30, 2015, for further discussion of potential dilution from warrants.